Exhibit 19.15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-10990 and No.333-113789) of AngloGold Ashanti limited and the Registration Statement on Form F-3 (No.333-161634, No.333-161634-01 and No.333-161634-02) of our report dated May 27, 2011, with respect to the consolidated financial statements of AngloGold Ashanti Limited and the effectiveness of internal control over financial reporting of AngloGold Ashanti Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2010.
/s/ Ernst & Young Inc.
Ernst & Young Inc.
Registered Auditor
Johannesburg
Republic of South Africa
May 27, 2011

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